EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b)/RULE 15d-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

In connection with the Quarterly Report on Form 10-Q of Analogic Corporation (the “Company”) for the quarter ended October 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Michael L. Levitz, Vice President, Chief Financial Officer, and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to the best of his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 10, 2010

/s/ Michael L. Levitz

Michael L. Levitz
Vice President, Chief Financial Officer, and Treasurer
(Principal Financial Officer)